UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21174	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Avid Technology, Inc. (the “Company”) granted options to purchase shares of Avid’s common stock to the Company’s executive officers, including named executive officers, under the Company’s 2005 Amended and Restated Stock Incentive Plan, all as set forth below. Historically, the Company has made equity awards to its executive officers and key employees in the February and March timeframes, respectively, or in connection with the executive or key employee’s hire. However, following the commencement of the ongoing accounting review in late February 2013, the Company suspended its annual and new hire grants pending further review of the circumstances surrounding the restatement and evaluation of the Company’s compensation programs in the context of the changes in the Company’s management in 2013. Based on that review and evaluation and considering the importance to the Company of retaining and motivating management and key employees during the ongoing transformation of the Company, the Committee has determined to reinstitute regular option grants. In this regard, the Committee made the following option grants to our executive officers and other officers:

Officer	Shares of Common Stock Underlying Options Grants

Louis Hernandez, Jr., President and Chief Executive Officer	348,750

John W. Frederick, Executive Vice President, Chief Financial officer and Chief Administrative Officer	210,000

Chris Gahagan, Senior Vice President of Products and Technology	360,000 [1]

Rick Lowenstein, Senior Vice President of Customer and Professional Services	112,500[2]

Jeff Rosica, Senior Vice President of Worldwide Field Operations	180,000

Jason A. Duva, Vice President, General Counsel and Secretary	210,000[1]

Ryan Murray, Vice President of Finance and Chief Accounting Officer	50,000[2]

[1] 50% granted for 2013 and 50% for 2014 [2] Initial hire grant

The stock options have seven-year terms and were granted with an exercise price of the higher of the (i) closing price of Avid’s common stock on the date of the option grant, and (ii) the closing price of Avid’s common stock on a “Measuring Date,” which is the date the grant would have been made if not for the suspension of annual and new hire grants described above. Based on this, the exercise price for (a) the stock options granted for 2013 was set at $7.82 per share (the closing price on the Measuring Date, which was February 12, 2013), (b) the initial hire stock option for Mr. Lowenstein was set at $7.53 per share (the closing price on the Measuring Date, which was his hire date of January 13, 2014) and (c) for all other options $7.40 per share (the closing price of the Company’s common stock on May 14, 2014). Vesting of the options is conditioned on remaining employed by Avid until the Company has an effective registration statement covering the shares underlying these options (the “Effective Date”), which will not occur until after the Company has completed the restatement of its financial statements and restored itself to current SEC reporting. Thereafter, the percentage of the options which may be exercised will be determined based on the following schedule (again, subject to being employed by Avid until the later of the Effective Date or the schedule date): 33% on the first anniversary of the Measuring Date and 8.25% for each three-month period thereafter.

On May 14, 2014, the Company’s Board of Directors also authorized the Company’s Equity Award Committee to make option grants to other key employees of the Company on terms similar to those described above. Also, the Board of Directors reinstituted the making of initial option grants to outside directors in accordance with the Company’s Amended and Restated 2005 Stock Incentive Plan, which provides for an initial grant of 15,000 shares upon becoming an outside director; and based on this granted an option to purchase 15,000 shares of the Company’s common stock for an exercise price of $7.40 per share to John H. Park, who initially joined the Company’s Board of Directors in May 2012 and was determined to be an outside director within the meaning of the Company’s Amended and Restated 2005 Stock Incentive Plan as of November 2012. (This exercise price is higher than the value of the shares as of November 2012.) As with the other options described herein, the options will not vest before the Company has an effective registration statement covering the shares underlying the option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: May 16, 2014	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer